INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of ILX Incorporated on Form S-3 of our report dated March 27, 1996 appearing in the Annual Report on Form 10-K of ILX Incorporated for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Phoenix, Arizona
May 3, 1996